UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2005

BPZ Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-29098	33-0502730
(Commission File Number)	(I.R.S. Employer Identification No.)

11999 Katy Freeway, Suite 560	77079
Houston, Texas	(Zip Code)
(Address of Principal Executive Offices)

(281) 556-6200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.               Regulation FD Disclosure.

In connection with the signing of a Mandate Letter with IFC discussed in Item 8.01 below, BPZ Energy, Inc. issued a press release on May 31, 2005, which is being furnished as Exhibit 99.1 to this report.

Item 8.01                Other Events.

On May 31, 2005, BPZ Energy, Inc. announced that it has signed a Mandate Letter with the International Finance Corporation (“IFC”), a member of the World Bank Group based in Washington, D.C., to facilitate the financing of the Company’s initial capital expenditure program to monetize its offshore natural gas assets in Block Z-1 in northwest Peru.  BPZ Energy plans to build a gas-fired power plant which will utilize its nearby gas resources to produce electricity.

The Mandate Letter specifies that IFC will appraise BPZ Energy’s project in Peru to determine the feasibility and structure of a potential financing of up to $70 million.  The IFC’s appraisal of the project will include a review of the technical, economic, commercial, financial, environmental and legal aspects of the project.  BPZ’s initial project includes the refurbishment of the C-11X platform, rehabilitation of an existing well and the drilling of six new wells, installation of a 10 mile pipeline from the platform to shore, construction of a 150 MW simple-cycle electric generating plant, and the construction of a 40 mile gas pipeline to Arenillas, Ecuador to supply third-party generators.

BPZ’s gas to power project is forecast to require an investment of approximately $100 million.  This estimate includes certain contingencies and interest during construction.  IFC’s financing of up to $70 million, the structure of which would be defined during the appraisal process, is currently expected to include an equity/quasi-equity investment for IFC’s account of up to $8 million plus a long-term senior debt package of up to $62 million for the account of IFC and other potential lenders.  BPZ will need to obtain additional financing of approximately $30 million.

Any IFC investment will depend on the project and the Company meeting IFC’s financing criteria, the overall financing plan being acceptable to IFC, approval of the investment by management and the Board of IFC, and the execution of all appropriate documentation, in form and substance satisfactory to IFC.  As part of the Mandate, BPZ has agreed to pay customary fees and expenses during the appraisal period.

Item 9.01.               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
Exhibit 99.1	BPZ Energy, Inc. Press Release, dated May 31, 2005, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC. (Registrant)

Dated: May 31, 2005	By:	/s/ Manuel Pablo Zúñiga-Pflücker
	Name:	Manuel Pablo Zúñiga-Pflücker
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	BPZ Energy, Inc. Press Release, dated May 31, 2005.